Exhibit 99.1

New Mountain Finance Corporation Announces Financial Results for the Quarter Ended June 30, 2017

Reports Net Investment Income and Adjusted Net Investment Income of $0.34 per Weighted Average Share and Net Asset Value of $13.63 per Share

Declares Third Quarter 2017 Distribution of $0.34 per Share

NEW YORK--(BUSINESS WIRE)--August 8, 2017--New Mountain Finance Corporation (NYSE: NMFC) (the "Company", "we", "us" or "our") today announced its financial results for the quarter ended June 30, 2017 and reported second quarter net investment income and adjusted net investment income1 of $0.34 per weighted average share. At June 30, 2017, net asset value (“NAV”) per share was $13.63, an increase of $0.07 per share from March 31, 2017. The Company also announced that its board of directors declared a third quarter distribution of $0.34 per share, which will be payable on September 29, 2017 to holders of record as of September 15, 2017.

During the second quarter, the Company entered into a supplement to its amended and restated note purchase agreement and issued $55.0 million in aggregate principal amount of 4.760% unsecured notes to institutional investors in a private placement.

Selected Financial Highlights
(in thousands, except per share data)	June 30, 2017
Investment Portfolio(1)	$1,883,418
Total Assets	$1,949,831
Total Statutory Debt(2)	$751,681
NAV	$1,031,342

NAV per Share	$13.63
Statutory Debt/Equity	0.73x

Investment Portfolio Composition	June 30, 2017	Percent of Total
First Lien	$746,952	39.7%
Second Lien(1)	750,557	39.9%
Subordinated	77,369	4.1%
Preferred Equity	152,320	8.1%
Investment Fund	102,400	5.4%
Common Equity and Other	53,820	2.8%
Total	$1,883,418	100.0%

	Three Months Ended June 30, 2017
(in millions, except per share data)	GAAP	Non-Cash Adjustments(3)	Adjusted(3)
Net investment income ("NII")	$25.8	($0.0)	$25.8

Net investment income per weighted average share	$0.34		$0.34

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(1) Includes collateral for securities purchased under collateralized agreements to resell.

(2) Excludes the Company’s United States (“U.S.”) Small Business Administration (“SBA”)-guaranteed debentures.

(3) Refer to “Use of Non-GAAP Financial Measures”, “Reconciliation of Adjusted Net Investment Income” and “Adjusted Net Investment Income” below for additional details.

We believe that the strength of the Company’s unique investment strategy – which focuses on acyclical “defensive growth” companies that are well researched by New Mountain Capital, L.L.C. (“New Mountain”), a leading alternative investment firm, is underscored by continued stable credit performance. The Company has had only seven portfolio companies, representing approximately $112 million of the cost of all investments made since inception in October 2008, or approximately 2.3% of $4.9 billion, go on non-accrual.

Robert Hamwee, CEO, commented: “The second quarter represented another solid quarter of performance for NMFC. We originated $258 million of investments, which fully deployed the proceeds from our April equity raise, and once again had no significant credit deterioration in the portfolio. Additionally, we continue to diversify our financing sources by issuing additional unsecured notes.”

“As managers and as significant stockholders personally, we are pleased with the completion of another successful quarter, where we fully earned our dividend and our book value continued to rise,” added Steven B. Klinsky, NMFC Chairman. “We believe our strategy of focusing on acyclical “defensive growth” industries and on companies that we know well continues to prove a successful strategy and preserves stockholder value.”

Portfolio and Investment Activity2

As of June 30, 2017, the Company’s NAV was approximately $1,031.3 million and its portfolio had a fair value of approximately $1,883.4 million in 81 portfolio companies, with a weighted average Yield to Maturity at Cost3 of approximately 10.8%. For the three months ended June 30, 2017, the Company made approximately $258.3 million of originations and commitments4. The $258.3 million includes approximately $154.9 million of investments in seven new portfolio companies and approximately $103.4 million of follow-on investments in nine portfolio companies held as of March 31, 2017. For the three months ended June 30, 2017, the Company had approximately $13.5 million of sales in three portfolio companies and cash repayments4 of approximately $182.1 million.

Consolidated Results of Operations

The Company’s total adjusted investment income for the three months ended June 30, 2017 and 2016 were approximately $50.0 million and $41.5 million, respectively. For the three months ended June 30, 2017 and 2016, the Company’s total adjusted investment income consisted of approximately $38.6 million5 and $34.5 million5 in cash interest income from investments, respectively, approximately $0.8 million and $0.9 million in payment-in-kind (“PIK”) interest income from investments, prepayment penalties of approximately $1.4 million and $3.3 million, respectively, net amortization of purchase premiums/discounts of approximately $1.8 million and $0.8 million, respectively, cash dividend income of approximately $0.2 million and $0.1 million, respectively, PIK and non-cash dividend income of approximately $4.8 million and $0.8 million, respectively, and approximately $2.4 million and $1.1 million in other income, respectively.

The Company’s total net expenses after income tax expense for the three months ended June 30, 2017 and 2016 were approximately $24.2 million and $19.7 million, respectively. Total net expenses after income tax expense for the three months ended June 30, 2017 and 2016 consisted of approximately $9.0 million and $6.8 million, respectively, of costs associated with the Company’s borrowings and approximately $13.3 million and $11.0 million, respectively, in net management and incentive fees. Since the initial public offering (“IPO”), the base management fee calculation has deducted the borrowings under the New Mountain Finance SPV Funding, L.L.C. credit facility (the “SLF Credit Facility”). The SLF Credit Facility had historically consisted of primarily lower yielding assets at higher advance rates. As part of an amendment to the Company’s existing credit facilities with Wells Fargo Bank, National Association, the SLF Credit Facility merged with and into the New Mountain Finance Holdings, L.L.C. credit facility (the “Holdings Credit Facility”) on December 18, 2014. Post credit facility merger and to be consistent with the methodology since the IPO, New Mountain Finance Advisers BDC, L.L.C. (the “Investment Adviser”) will continue to waive management fees on the leverage associated with those assets that share the same underlying yield characteristics with investments that were leveraged under the legacy SLF Credit Facility, which as of June 30, 2017 and 2016 totaled approximately $356.6 million and $269.6 million, respectively. For the three months ended June 30, 2017 and 2016, management fees waived were approximately $1.5 million and $1.3 million, respectively. The Investment Adviser cannot recoup management fees that the Investment Advisor has previously waived. The Company’s net direct and indirect professional, administrative, other general and administrative and income tax expenses for the three months ended June 30, 2017 and 2016 were approximately $1.9 million and $1.8 million, respectively.

For the three months ended June 30, 2017 and 2016, the Company recorded approximately $(26.4) million and $0.8 million of adjusted net realized (losses) gains, respectively, and $27.8 million and $22.0 million of adjusted net changes in unrealized appreciation (depreciation) of investments and securities purchased under collateralized agreements to resell, respectively. For the three months ended June 30, 2017 and 2016, benefit for taxes was approximately $0.1 million and $0.1 million, respectively, related to differences between the computation of income for United States (“U.S.”) federal income tax purposes as compared to accounting principles generally accepted in the United States (“GAAP”).

Liquidity and Capital Resources

As of June 30, 2017, the Company had cash and cash equivalents of approximately $36.3 million and total statutory debt outstanding of approximately $751.7 million7, which consisted of approximately $328.7 million of the $495.0 million of total availability on the Holdings Credit Facility, $122.5 million of the $122.5 million of total availability on the Company’s senior secured revolving credit facility (the “NMFC Credit Facility”), $155.5 million7 of convertible notes outstanding and $145.0 million of unsecured notes outstanding. Additionally, the Company had $126.7 million of SBA-guaranteed debentures outstanding as of June 30, 2017.

Portfolio and Asset Quality

The Company puts its largest emphasis on risk control and credit performance. On a quarterly basis, or more frequently if deemed necessary, the Company formally rates each portfolio investment on a scale of one to four. Each investment is assigned an initial rating of a “2” under the assumption that the investment is performing materially in-line with expectations. Any investment performing materially below our expectations would be downgraded from the “2” rating to a “3” or a “4” rating, based on the deterioration of the investment. An investment rating of a “4” could be moved to non-accrual status, and the final development could be an actual realization of a loss through a restructuring or impaired sale.

As of June 30, 2017, one portfolio company had an investment rating of “3”, with a total cost basis of approximately $36.8 million and a fair value of approximately $30.0 million.

As of June 30, 2017, two portfolio companies had an investment rating of “4”. The Company’s investments in these portfolio companies had an aggregate cost basis of approximately $27.3 million and an aggregate fair value of approximately $13.1 million.

Recent Developments

The Company has had approximately $98.3 million of originations and commitments since the end of the second quarter through August 4, 2017. This was offset by approximately $139.1 million of repayments and $2.5 million of sales during the same period.

On August 4, 2017, the Company’s board of directors declared a third quarter 2017 distribution of $0.34 per share payable on September 29, 2017 to holders of record as of September 15, 2017.

Use of Non-GAAP Financial Measures

In evaluating its business, NMFC considers and uses adjusted net investment income as a measure of its operating performance. Adjusted net investment income is defined as net investment income adjusted to reflect income as if the cost basis of investments held at NMFC’s IPO date had stepped-up to fair market value as of the IPO date. Under GAAP, NMFC’s IPO did not step-up the cost basis of the predecessor operating company’s existing investments to fair market value. Since the total value of the predecessor operating company’s investments at the time of the IPO was greater than the investments’ cost basis, a larger amount of amortization of purchase or issue discount, and different amounts in realized gains and unrealized appreciation, may be recognized under GAAP in each period than if a step-up had occurred. For purposes of the incentive fee calculation, NMFC adjusts income as if each investment was purchased at the date of the IPO (or stepped-up to fair market value). In addition, adjusted net investment income excludes any capital gains incentive fee.

The term adjusted net investment income is not defined under GAAP and is not a measure of operating income, operating performance or liquidity presented in accordance with GAAP. Adjusted net investment income has limitations as an analytical tool and, when assessing NMFC’s operating performance, and that of its portfolio companies, investors should not consider adjusted net investment income in isolation, or as a substitute for net investment income, or other consolidated income statement data prepared in accordance with GAAP. Among other things, adjusted net investment income does not reflect NMFC’s, or its portfolio companies’, actual cash expenditures. Other companies may calculate similar measures differently than NMFC, limiting their usefulness as comparative tools.

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[1]	Adjusted net investment income is defined as net investment income adjusted to reflect income as if the cost basis of investments held at NMFC’s IPO date had stepped-up to fair market value as of the IPO date. Adjusted net investment income also excludes any capital gains incentive fee. For additional information regarding NMFC’s use of this non-GAAP financial measure, please refer to “Use of Non-GAAP Financial Measures”.
[2]	Includes collateral for securities purchased under collateralized agreements to resell.
[3]	References to “Yield to Maturity at Cost” assume the accruing investments in our portfolio as of a certain date, the "Portfolio Date", are purchased at cost on that date and held until their respective maturities with no prepayments or losses and are exited at par at maturity. This calculation excludes the impact of existing leverage. Yield to Maturity at Cost uses the LIBOR curves at each quarter’s respective end date. The actual yield to maturity may be higher or lower due to the future selection of LIBOR contracts by the individual companies in the Company’s portfolio or other factors.
[4]	Excludes revolving credit facilities, payment-in-kind (“PIK”) interest, bridge loans, return of capital and realized gains / losses.
[5]	Includes reclassification into cash interest of recurring management fee from other income and recurring distributions from dividend income associated with NMFC Senior Loan Program I LLC, NMFC Senior Loan Program II LLC and our investments held by New Mountain Net Lease Corporation.
[6]	Under GAAP, the Company’s IPO did not step-up the cost basis of New Mountain Finance Holdings, L.L.C.’s (the “Predecessor Operating Company” or “NMF Holdings”) existing investments to fair market value at the IPO date. Since the total value of the Predecessor Operating Company’s investments at the time of the IPO was greater than the investments’ cost basis, a larger amount of amortization of purchase or original issue discount, as well as different amounts in realized gain and unrealized appreciation, may be recognized under GAAP in each period than if the step-up had occurred. This will remain until such predecessor investments are sold or mature in the future. The Company tracks the transferred (or fair market) value of each of its investments as of the time of the IPO and, for purposes of the incentive fee calculation, adjusts Pre-Incentive Fee Net Investment Income to reflect the amortization of purchase or original issue discount on the Company’s investments as if each investment was purchased at the date of the IPO, or stepped up to fair market value. This is defined as “Pre-Incentive Fee Adjusted Net Investment Income”. The Company also uses the transferred (or fair market) value of each of its investments as of the time of the IPO to adjust capital gains and losses (“Adjusted Realized Capital Gains (Losses)”) and unrealized capital appreciation and depreciation (“Adjusted Unrealized Capital Appreciation (Depreciation)”).
[7]	Includes premium received on additional convertible notes issued in September 2016.

Conference Call

New Mountain Finance Corporation will host a conference call at 10 a.m. Eastern Time on Wednesday, August 9, 2017, to discuss its second quarter 2017 financial results. All interested parties may participate in the conference call by dialing +1 (877) 443-9109 approximately 15 minutes prior to the call. International callers should dial +1 (412) 317-1082. This conference call will also be broadcast live over the Internet and can be accessed by all interested parties through the Company's website, http://ir.newmountainfinance.com. To listen to the live call, please go to the Company's website at least 15 minutes prior to the start of the call to register and download any necessary audio software. Following the call, you may access a replay of the event via audio webcast on our website. We will be utilizing a presentation during the conference call and we have posted the presentation to the investor relations section of our website.

New Mountain Finance Corporation
Consolidated Statements of Assets and Liabilities
(in thousands, except shares and per share data)
(unaudited)

	June 30, 2017	December 31, 2016
Assets
Investments at fair value
Non-controlled/non-affiliated investments (cost of $1,514,133 and $1,379,603, respectively)	$1,515,696	$1,346,556
Non-controlled/affiliated investments (cost of $166,764 and $54,996, respectively)	168,614	57,440
Controlled investments (cost of $156,440 and $140,579, respectively)	170,723	154,821
Total investments at fair value (cost of $1,837,337 and $1,575,178, respectively)	1,855,033	1,558,817
Securities purchased under collateralized agreements to resell (cost of $30,000 and $30,000, respectively)	28,385	29,218
Cash and cash equivalents	36,337	45,928
Interest and dividend receivable	24,655	17,833
Receivable from affiliates	378	346
Receivable from unsettled securities sold	–	990
Other assets	5,043	2,886
Total assets	$1,949,831	$1,656,018

Liabilities
Borrowings
Holdings Credit Facility	$328,713	$333,513
Convertible Notes	155,468	155,523
Unsecured Notes	145,000	90,000
SBA-guaranteed debentures	126,745	121,745
NMFC Credit Facility	122,500	10,000
Deferred financing costs (net of accumulated amortization of $14,270 and $12,279, respectively)	(13,088)	(14,041)
Net borrowings	865,338	696,740
Payable for unsettled securities purchased	24,151	2,740
Management fee payable	13,048	5,852
Incentive fee payable	10,057	5,745
Interest payable	3,401	3,172
Payable to affiliates	661	136
Deferred tax liability	115	1,034
Other liabilities	1,718	2,037
Total liabilities	918,489	717,456
Commitments and contingencies
Net Assets
Preferred stock, par value $0.01 per share, 2,000,000 shares authorized, none issued	–	–
Common stock, par value $0.01 per share, 100,000,000 shares authorized, 75,685,838 and 69,755,387 shares issued, respectively, and 75,685,838 and 69,717,814 shares outstanding, respectively	757	698
Paid in capital in excess of par	1,085,776	1,001,862
Treasury stock at cost, 0 and 37,573 shares held, respectively	–	(460)
Accumulated undistributed net investment income	1,904	2,073
Accumulated undistributed net realized losses on investments	(62,574)	(36,947)
Net unrealized appreciation (depreciation) (net of provision for taxes of $115 and $1,034, respectively)	5,479	(28,664)
Total net assets	$1,031,342	$938,562
Total liabilities and net assets	$1,949,831	$1,656,018

Number of shares outstanding	75,685,383	69,717,814
Net asset value per share	$13.63	$13.46

New Mountain Finance Corporation
Consolidated Statements of Operations
(in thousands, except shares and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2017	June 30, 2016	June 30, 2017	June 30, 2016
Investment income
From non-controlled/non-affiliated investments:
Interest income	$36,518	$36,302	69,394	72,008
Dividend income	121	92	172	92
Other income	2,084	997	4,349	2,219
From non-controlled/affiliated investments:
Interest income	712	1,627	1,359	3,209
Dividend income	4,829	887	6,477	1,807
Other income	296	305	594	618
From controlled investments:
Interest income	409	483	884	985
Dividend income	4,720	742	9,754	1,461
Other income	330	55	343	67
Total investment income	50,019	41,490	93,326	82,466
Expenses
Incentive fee	6,449	5,449	11,857	10,834
Management fee	8,275	6,818	15,889	13,654
Interest and other financing expenses	9,045	6,771	17,421	13,373
Professional fees	722	861	1,572	1,738
Administrative expenses	662	629	1,370	1,468
Other general and administrative expenses	402	384	868	816
Total expenses	25,555	20,912	48,977	41,883
Less: management and incentive fees waived	(1,485)	(1,241)	(4,641)	(2,560)
Less: expenses waived and reimbursed	(4)	(63)	(474)	(347)
Net expenses	24,066	19,608	43,862	38,976
Net investment income before income taxes	25,953	21,882	49,464	43,490
Income tax expense	155	50	235	91
Net investment income	25,798	21,832	49,229	43,399
Net realized (losses) gains:
Non-controlled/non-affiliated investments	(26,453)	865	(25,627)	1,041
Net change in unrealized appreciation (depreciation):
Non-controlled/non-affiliated investments	26,631	13,532	34,610	(882)
Non-controlled/affiliated investments	(298)	1,126	(594)	(25)
Controlled investments	1,519	7,298	41	8,477
Securities purchased under collateralized agreements to resell	(33)	(44)	(833)	(74)
Benefit for taxes	164	84	919	808
Net realized and unrealized gains (losses)	1,530	22,861	8,516	9,345
Net increase in net assets resulting from operations	$27,328	$44,693	57,745	$52,744
Basic earnings per share	$0.36	$0.70	$0.80	$0.83
Weighted average shares of common stock outstanding-basic	75,383,387	63,839,920	72,566,825	63,887,036
Diluted earnings per share	$0.34	$0.64	$0.74	$0.77
Weighted average shares of common stock outstanding-diluted	85,207,514	71,117,051	82,390,952	71,164,167
Distributions declared and paid per share	$0.34	$0.34	$0.68	$0.68

New Mountain Finance Corporation Reconciliation of Adjusted Net Investment Income
(in millions, except per share data)
(unaudited)

	Three Months Ended June 30, 2017		Six Months Ended June 30, 2017
	Amount	Per Weighted Average Share	Amount	Per Weighted Average Share
GAAP net investment income ("NII")	$25.8	$0.34	$49.2	$0.68
Non-cash adjustment(1)	(0.0)	(0.0)	(0.0)	(0.0)
Adjusted NII	$25.8	$0.34	$49.2	$0.68

GAAP realized losses on investments	($26.4)	($0.35)	($25.6)	($0.35)
Non-cash adjustment(1)	–	–	–	–
Adjusted realized gains on investments	($26.4)	($0.35)	($25.6)	($0.35)

GAAP unrealized appreciation on investments(2)	$27.9	$0.37	$34.1	$0.47
Non-cash adjustment(1)	0.0	0.0	0.0	0.0
Adjusted unrealized appreciation on investments(2)	$27.9	$0.37	$34.1	$0.47

(1) Non-cash amortization adjustment was less than $0.1 million for the three and six months ended June 30, 2017.
(2) Includes collateral for securities purchased under collateralized agreements to resell and benefit for taxes.

New Mountain Finance Corporation Adjusted Net Investment Income
(in millions, except per share data)
(unaudited, numbers may not add due to rounding)

	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
Investment income
Interest income	$37.6	$71.6
Dividend income	9.7	16.4
Other income	2.7	5.3
Total investment income	50.0	93.3

Expenses
Management fee	8.3	15.9
Incentive fee	6.5	11.9
Interest and other financing expenses	9.0	17.4
Professional fees	0.7	1.6
Administrative expenses	0.7	1.4
Other general and administrative expenses	0.4	0.9
Total expenses	25.6	49.1
Less: management and incentive fees waived	(1.5)	(4.7)
Less: expenses waived and reimbursed	–	(0.5)
Net expenses	24.1	43.9
Net investment income before income taxes	25.9	49.4
Income tax expense	0.1	0.2
Net investment income ("NII")(1)	25.8	49.2

Net realized losses on investments	(26.4)	(25.6)
Net change in unrealized appreciation (depreciation) of investments	27.8	34.0
Net change in unrealized (depreciation) appreciation of securities purchased under collateralized agreements to resell	(0.0)	(0.8)
Benefit for taxes	0.1	0.9
Capital gains incentive fee	–	–
Net realized and unrealized gains	1.5	8.5
Net increase in net assets resulting from operations	$27.3	$57.7

Adjusted NII per weighted average share(1)	$0.34	$0.68

(1) Includes reclassification of the non-cash capital gains incentive fee out of net investment income and into net increase in net assets resulting from operations.

ABOUT NEW MOUNTAIN FINANCE CORPORATION

New Mountain Finance Corporation is a closed-end, non-diversified and externally managed investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended. The Company’s investment objective is to generate current income and capital appreciation through the sourcing and origination of debt securities at all levels of the capital structure, including first and second lien debt, notes, bonds and mezzanine securities. The Company’s first lien debt may include traditional first lien senior secured loans or unitranche loans. Unitranche loans combine characteristics of traditional first lien senior secured loans as well as second lien and subordinated loans. Unitranche loans will expose the Company to the risks associated with second lien and subordinated loans to the extent it invests in the “last out” tranche. In some cases, the investments may also include small equity interests. The Company’s investment activities are managed by its Investment Adviser, New Mountain Finance Advisers BDC, L.L.C., which is an investment adviser registered under the Investment Advisers Act of 1940, as amended. More information about New Mountain Finance Corporation can be found on the Company’s website at http://www.newmountainfinance.com.

ABOUT NEW MOUNTAIN CAPITAL, L.L.C.

New Mountain Capital, L.L.C is a New York-based investment firm that emphasizes business building and growth, rather than debt, as it pursues long-term capital appreciation. The firm currently manages private equity, public equity and credit funds with approximately $19.0 billion in aggregate capital commitments. New Mountain Capital, L.L.C. seeks out what it believes to be the highest quality growth leaders in carefully selected industry sectors and then works intensively with management to build the value of these companies. For more information on New Mountain Capital, L.L.C., please visit http://www.newmountaincapital.com.

FORWARD-LOOKING STATEMENTS

Statements included herein may contain “forward-looking statements”, which relate to our future operations, future performance or our financial condition. Forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results and outcomes may differ materially from those anticipated in the forward-looking statements as a result of a variety of factors, including those described from time to time in our filings with the Securities and Exchange Commission or factors that are beyond our control. New Mountain Finance Corporation undertakes no obligation to publicly update or revise any forward-looking statements made herein. All forward-looking statements speak only as of the time of this press release.

CONTACT:
New Mountain Finance Corporation
Investor Relations
Shiraz Y. Kajee, Authorized Representative
NMFCIR@newmountaincapital.com
(212) 220-3505